UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 25, 2008

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On July 25, 2008, Corinthian Colleges, Inc. (the "Company") received notification that the United States Court of Appeal for the Ninth Circuit has unanimously affirmed the dismissal by the United States District Court of a consolidated class action lawsuit captioned Metzler Investment GMBH and Conway Investment Club, individually and on behalf of all others similarly situated, v. Corinthian Colleges, Inc., David Moore, Anthony Digiovanni, and Dennis Beal. This case consolidated several federal putative securities class actions originally filed against the Company and three of its officers between July 8, 2004 and August 31, 2004 in which purchasers of the Company's common stock alleged that the defendants made material misrepresentations and failed to disclose certain material facts about the condition of the Company's business and prospects in violation of the Securities Exchange Act of 1934. The Company has stated its belief that the plaintiffs' claims in this case were without merit and the Company has defended itself and its officers vigorously against these allegations.

The United States District Court originally granted the Company's motion to dismiss the plaintiff's third consolidated amended complaint with prejudice on April 24, 2006. Following the Ninth Circuit's unanimous affirmance of the dismissal, plaintiffs may seek a rehearing from the panel, an en banc review by the Ninth Circuit, or review by the United States Supreme Court through a petition for writ of certiorari.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

July 29, 2008	By:	Stan A. Mortensen

Name: Stan A. Mortensen
Title: Senior Vice President and General Counsel